                             SERVICER'S CERTIFICATE

                        Collection Period: November, 2004

                      Distribution Date: December 15, 2004

                      Hyundai Auto Receivables Trust 2004-A

     The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated September 1, 2004, among HMFC, as Seller and Servicer, Citibank N.A., as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from November 1, 2004, to November 30, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of November 30, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this 10th day of December 2004.

                                      HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation


                                      By: /s/ David A. Hoeller
                                          --------------------------------------
                                          David A. Hoeller
                                          Vice President, Finance

Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                 November, 2004
Distribution Date                                                       12/15/04
Transaction Month                                                              3
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

I. ORIGINAL DEAL PARAMETERS

Cut off Date: July 31, 2004
Closing Date: September 1, 2004

                              Dollars       Units    WAC     WAM
                         ---------------   ------   -----   -----
Original Pool Balance:   $807,850,711.24   48,534   7.060%  58.76

                                Dollar Amount    % of Pool   Coupon Rate   Final Payment Date
                               ---------------   ---------   -----------   ------------------
   Class A-1 Notes             $155,000,000.00    19.167%      1.78125%    September 15, 2005
   Class A-2 Notes             $215,000,000.00    26.594%      2.36000%    September 15, 2007
   Class A-3 Notes             $188,000,000.00    23.252%      2.97000%          May 15, 2009
   Class A-4 Notes             $ 92,100,000.00    11.381%      3.54000%       August 15, 2011
   Class B Notes               $ 36,500,000.00     4.498%      3.46000%       August 15, 2011
   Class C Notes               $ 26,900,000.00     3.310%      3.36000%       August 15, 2011
   Class D Notes               $ 32,800,000.00     4.040%      4.10000%       August 15, 2011
                               ---------------    ------
Total Securities               $746,300,000.00    92.241%

   Overcollateralization       $ 23,043,718.45     2.995%
   YSOA                        $ 38,506,992.79     4.767%
                               ---------------    ------
Total Original Pool Balance    $807,850,711.24    100.00%

--------------------------------------------------------------------------------

II. POOL BALANCE AND PORTFOLIO INFORMATION

                                                   Beginning of Period              Ending of Period              Change
                                              -----------------------------   -----------------------------   --------------
                                                   Balance      Pool Factor       Balance       Pool Factor
                                              ---------------   -----------   ---------------   -----------
   Class A-1 Notes                            $ 93,137,561.88    0.6008875    $ 71,289,466.32    0.4599320    $21,848,095.56
   Class A-2 Notes                            $215,000,000.00    1.0000000    $215,000,000.00    1.0000000    $           --
   Class A-3 Notes                            $188,000,000.00    1.0000000    $188,000,000.00    1.0000000    $           --
   Class A-4 Notes                            $ 92,100,000.00    1.0000000    $ 92,100,000.00    1.0000000    $           --
   Class B Notes                              $ 36,500,000.00    1.0000000    $ 36,500,000.00    1.0000000    $           --
   Class C Notes                              $ 26,900,000.00    1.0000000    $ 26,900,000.00    1.0000000    $           --
   Class D Notes                              $ 32,800,000.00    1.0000000    $ 32,800,000.00    1.0000000    $           --
                                              ---------------    ---------    ---------------    ---------    --------------
Total Securities                              $684,437,561.88    0.9171078    $662,589,466.32    0.8878326    $21,848,095.56

Weighted Avg. Coupon (WAC)                               7.05%                           7.03%
Weighted Avg. Remaining Maturity (WARM)                 55.94                           54.98
Pool Receivables Balance                      $753,072,191.26                 $732,230,539.59
Remaining Number of Receivables                        47,275                          46,659

Adjusted Pool Balance                         $717,182,408.45                 $697,617,415.45

--------------------------------------------------------------------------------

III. COLLECTIONS

Principal:
   Principal Collections                                          $19,621,341.75
   Repurchased Contract Proceeds Related to Principal             $           --
   Liquidation Proceeds                                           $           --
   Recoveries from Prior Month Charge-Offs                        $    39,779.74
                                                                  --------------
Total Principal Collections                                       $19,661,121.49

Interest:
   Interest Collections                                           $ 4,327,284.15
   Late Fees & Other Charges                                      $    69,802.63
   Interest on Repurchase Principal                               $           --
                                                                  --------------
Total Interest Collections                                        $ 4,397,086.78

Collection Account Interest                                       $    26,176.51
Reserve Account Interest                                          $     8,155.19

Total Collections                                                 $24,066,363.46


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



Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                 November, 2004
Distribution Date                                                       12/15/04
Transaction Month                                                              3
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

IV. DISTRIBUTIONS

   Total Collections                                                           $24,066,363.46
   Reserve Account Release                                                     $           --
   Reserve Account Draw                                                        $           --
                                                                               --------------
Total Available for Distribution                                               $24,066,363.46

                                              Amount Due        Amount Paid
                                            ---------------   --------------
1. Servicing Fee @1.00%:
                                                                               --------------
   Servicing Fee Due                        $    627,560.16   $   627,560.16   $   627,560.16
                                                                               --------------
   Collection Account Interest                                                 $    26,176.51
   Late Fees & Other Charges                                                   $    69,802.63
                                                                               --------------
Total due to Servicer                                                          $   723,539.30

2. Class A Noteholders Interest:
   Class A-1 Notes                          $    138,251.07   $   138,251.07
   Class A-2 Notes                          $    422,833.33   $   422,833.33
   Class A-3 Notes                          $    465,300.00   $   465,300.00
   Class A-4 Notes                          $    271,695.00   $   271,695.00
                                            ---------------   --------------

                                                                               --------------
      Total Class A interest:               $  1,298,079.40   $ 1,298,079.40   $ 1,298,079.40
                                                                               --------------

                                                                               --------------
3. First Priority Principal Distribution:   $            --   $           --   $           --
                                                                               --------------

                                                                               --------------
4. Class B Noteholders Interest:            $    105,241.67   $   105,241.67   $   105,241.67
                                                                               --------------

                                                                               --------------
5. Second Priority Principal Distribution:  $            --   $           --   $           --
                                                                               --------------

                                                                               --------------
6. Class C Noteholders Interest:            $     75,320.00   $    75,320.00   $    75,320.00
                                                                               --------------

                                                                               --------------
7. Third Priority Principal Distribution:   $            --   $           --   $           --
                                                                               --------------

8. Class D Noteholders Interest:            $    112,066.67   $   112,066.67   $   112,066.67
                                                                               --------------

      Available Funds Remaining:                                               $21,848,095.56

                                                                               --------------
9. Regular Principal Distribution Amount:                                      $21,848,095.56
                                                                               --------------

                                             Distributable
                                                Amount          Paid Amount
                                            ---------------   --------------
   Class A-1 Notes                                            $21,848,095.56
   Class A-2 Notes                                            $           --
   Class A-3 Notes                                            $           --
   Class A-4 Notes                                            $           --
                                                              --------------
      Class A Notes Total:                  $156,738,271.70   $21,848,095.56
      Class B Notes Total:                  $ 61,436,307.99   $           --
      Class C Notes Total:                  $ 63,405,778.36   $           --
      Class D Notes Total:                  $ 21,987,540.37   $           --
                                                              --------------
         Total Noteholders Principal                          $21,848,095.56

                                                                               --------------
10. Available Amounts Remaining to reserve account                             $           --
                                                                               --------------

                                                                               --------------
11. Trust Fees and Expenses                                                    $           --
                                                                               --------------

                                                                               --------------
12. Remaining Available Collections Released to Cetificateholder               $           --
                                                                               --------------

--------------------------------------------------------------------------------

V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount                                               $35,889,782.81
Beginning Period Amount                                                        $35,889,782.81
Current Period Amortization                                                    $ 1,276,658.67
Ending Period Required Amount                                                  $34,613,124.14
Ending Period Amount                                                           $34,613,124.14
Next Distribution Date Required Amount                                         $33,357,925.68


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



Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Collection Period                                                 November, 2004
Distribution Date                                                       12/15/04
Transaction Month                                                              3
30/360 Days                                                                   30
Actual/360 Days                                                               30
--------------------------------------------------------------------------------

VI. RESERVE ACCOUNT

Beginning Period Required Amount                                                       $  5,770,077.89
Beginning Period Amount                                                                $  5,770,077.89
Current Period Release to Collection
   Account                                                                             $            --
Current Period Deposit                                                                 $            --
Current Period Release to Depositor                                                    $            --
Ending Period Required Amount (0.75% of
   APB of cut-off date)                                                                $  5,770,077.89
Ending Period Amount                                                                   $  5,770,077.89

--------------------------------------------------------------------------------

VII. OVERCOLLATERALIZATION

                                                        Beginning         Ending            Target
                                                     --------------   --------------   ---------------
Overcollateralization Amount                         $32,744,846.57   $35,027,949.13   $ 57,015,489.50
Overcollateralization as a % of
   Original Pool                                               4.05%            4.34%             7.06%
Overcollateralization as a % of
   Current Pool                                                4.47%            4.78%             7.79%

--------------------------------------------------------------------------------

VIII. DELINQUENCY AND NET LOSS ACTIVITY

                                            Units Percent    Units   Dollars Percent    Dollar Amount
                                            -------------   ------   ---------------   ---------------
   Current                                      97.34%      45,418        97.57%       $714,425,803.02
   30 - 59 Days                                  1.99%         930         1.88%       $ 13,757,328.87
   60 - 89 Days                                  0.48%         223         0.40%       $  2,956,315.89
   90 + Days                                     0.19%          88         0.15%       $  1,091,091.81
                                                -----       ------        -----        ---------------
Total                                                       46,659                     $732,230,539.59
Delinquent Receivables 60 + days past due        0.67%         311         0.55%       $  4,047,407.70
Delinquency Ratio 60+ for 1st Preceding
   Collection Period                             0.63%         297         0.56%       $  4,227,043.31
Delinquency Ratio 60+ for 2nd Preceding
   Collection Period                             0.47%         222         0.40%       $  3,076,063.63
                                                 ----                      ----
Three-Month Average Delinquency Ratio            0.59%                     0.50%

Repossession in Current Period                                                                     142
Repossession Inventory                                                                             158

Charge-Offs

   Gross Principal of Charge-Off for
      Current Period                                                                   $  1,220,309.92
   Recoveries for Current Period                                                       $            --
   Recoveries on Previous Charge-off
      Contracts                                                                        $    (39,779.74)
                                                                                       ---------------
   Net Charge-offs for Current Period                                                  $  1,180,530.18

   Average Pool Balance for Current
         Period                                                                        $742,651,365.43

Net Loss Ratio                                                                                    1.91%
Net Loss Ratio for 1st Preceding
   Collection Period                                                                              0.65%
Net Loss Ratio for 2nd Preceding
   Collection Period                                                                              0.36%
                                                                                       ---------------
Three-Month Average Net Loss Ratio for
   Current Period                                                                                 0.97%

Cumulative Net Losses for All Periods                                                  $  1,829,222.89
Cumulative Net Losses as a % of Initial
   Pool Balance                                                                                   0.23%

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of November 30, 2004, in accordance with the Sale and Servicing Agreement dated as of September 1, 2004, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                      HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER


                                      By: /s/ David A. Hoeller
                                          --------------------------------------
                                      Name: David A. Hoeller
                                      Title: Vice President, Finance
                                      Date: December 14, 2004


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